UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2006

IMAGE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20525 Nordhoff Street, Suite 200, Chatsworth, California 91311

(Address of principal executive offices, including zip code)

(818) 407-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 15, 2006, Image Entertainment, Inc. (the “Company”) filed a Certificate of Correction with the Secretary of State of the State of Delaware, deleting the second sentence of Article 7 of its original Certificate of Incorporation, which provided: “Any provisions contained in this Certificate of Incorporation may be amended, altered, changed or repealed by (a) the majority vote of the Board of Directors, or (b) the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of stock entitled to vote, voting together as a single class, in each case subject to any rights of holders of Preferred Stock.” Article 7 now provides in full: “Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.” A copy of the original Certificate of Incorporation was attached as Exhibit B to Appendix B of the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 27, 2005 in connection with the Company’s September 9, 2005 annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: May 15, 2006	By:	/s/ DENNIS HOHN CHO
		Name	Dennis Hohn Cho
		Title:	Corporate Secretary